Exhibit 10.1

FIRST SUPPLEMENTAL INDENTURE

QUALTEK SERVICES INC.

THE GUARANTORS PARTY HERETO

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

Dated as of July 28, 2022

to the

INDENTURE

Dated as of February 14, 2022

Senior Unsecured Convertible Notes due 2027

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of July 28, 2022, among QUALTEK SERVICES INC., a Delaware corporation (the “Company”), the parties that are signatories hereto as Guarantors (each an “Undersigned”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into an Indenture, dated as of February 14, 2022 (the “Indenture”), relating to the Company’s Senior Unsecured Convertible Notes due 2027 (the “Notes”);

WHEREAS, pursuant to Section 10.02 of the Indenture, the Company, the Undersigned and the Trustee are authorized to execute and deliver this Supplemental Indenture with the consent of the Holders of at least a majority of the aggregate principal amount of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture, any supplemental indenture or the Notes or of modifying in any manner the rights of the Holders;

WHEREAS, Holders of at least a majority of the aggregate principal amount of the Notes have consented to the execution and delivery of this Supplemental Indenture;

WHEREAS, the Company agreed pursuant to the Indenture to cause any Subsidiary (with certain exceptions) that guarantees certain Indebtedness of the Company or any Guarantor following the Issue Date to provide a Guarantee;

WHEREAS, pursuant to Section 10.01(c) of the Indenture, the Company, the Undersigned and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder to add additional guarantees with respect to the Notes;

WHEREAS, the Company and the Undersigned are duly authorized to enter into this Supplemental Indenture; and

WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1Definitions.  For all purposes of this Supplemental Indenture, except as otherwise stated herein, capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture. Each reference to “herein,” “hereof” and “hereunder” and other words of similar import contained in the Indenture shall, after this Supplemental Indenture becomes effective, refer to the Indenture as supplemented hereby.

ARTICLE II

AMENDMENTS

Section 2.1Amendments to the Indenture.

(a)Amendment to Section 1.01 to add new defined terms.  Section 1.01 of the Indenture is hereby amended by adding the new defined term set forth below in the correct alphabetical order:

“Total Leverage Ratio” means, as of any date, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated Adjusted EBITDA for the Four Quarter Period most recently ended on or prior to such date.

(b)Amendment to each outstanding Note and the Form of Note. In each outstanding Note and in the Form of Note attached as Exhibit A to the Indenture, each reference to “Total Net Leverage Ratio” is hereby replaced with a reference to “Total Leverage Ratio.”

ARTICLE III

GUARANTOR JOINDER

Section 3.1Joinder of Concurrent Group LLC to the Indenture. Concurrent Group LLC, a Florida limited liability company (“Concurrent”), by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 13 thereof.

ARTICLE IV

MISCELLANEOUS

Section 4.1Indenture Ratification. The Company and the Undersigned each hereby ratifies the Indenture, as supplemented by this Supplemental Indenture, in all respects, and agrees to be bound by each of the Indenture and Supplemental Indenture in accordance with their terms.

Section 4.2Governing Law.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.3Counterparts.  This Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument.

Section 4.4Amendment of Existing Indenture.  This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read together.

Section 4.5Severability.  In case any provision in this Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 4.6Trustee Not Responsible for Recitals.  The recitals and statements herein are deemed to be those of the Company and the Undersigned and not the Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Guarantee provided by Concurrent to this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

QUALTEK SERVICES INC., as Issuer

By:	/s/ Adam Spittler

Name: Adam Spittler
Title: Chief Financial Officer

QUALTEK LLC
QUALTEK MIDCO, LLC
QUALTEK BUYER, LLC
QUALTEK MANAGEMENT, LLC
QUALTEK WIRELINE LLC
QUALSAT, LLC
ADVANTEK ELECTRICAL CONSTRUCTION, LLC
QUALTEK WIRELESS LLC
SITE SAFE, LLC
NX UTILITIES ULC
QUALTEK RECOVERY LOGISTICS LLC
QUALTEK FULFILLMENT LLC
QUALTEK RENEWABLES LLC
CONCURRENT GROUP LLC,

each as a Guarantor

By:	/s/ Adam Spittler

Name: Adam Spittler
Title: Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Quinton M. DePompolo

Name: Quinton M. DePompolo
Title: Assistant Vice President